Exhibit 10.1

Private & Confidential

Dated 30 November 2012

FIFTH SUPPLEMENTAL AGREEMENT

relating to a secured credit facility of

up to US$90,000,000

to

PARAGON SHIPPING INC.

as Borrower

provided by

THE BANKS AND FINANCIAL INSTITUTIONS

listed in schedule 1

as Lenders

Arranger, Agent and Security Trustee

UNICREDIT BANK AG

(formerly known as BAYERISCHE HYPO- UND VEREINSBANK AG)

Swap Bank

UNICREDIT BANK AG

(formerly known as BAYERISCHE HYPO- UND VEREINSBANK AG)

Contents

Clause		Page

1	Definitions	2

2	Consent of the Creditor Parties	3

3	Amendments to Principal Agreement	4

4	Representations and warranties	10

5	Conditions	11

6	Relevant Parties’ confirmations	13

7	Fees and expenses	13

8	Miscellaneous and notices	14

9	Applicable law	14

Schedule 1 Names and lending offices of the Lenders		16

Schedule 2 The Owners		17

Schedule 3 The Relevant Ship and its details		18

Schedule 4 Documents and evidence required as conditions precedent		19

THIS FIFTH SUPPLEMENTAL AGREEMENT is dated 30 November 2012 and made BETWEEN:

(1)	PARAGON SHIPPING INC., a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Borrower”);

(2)	THE BANKS AND FINANCIAL INSTITUTIONS listed in schedule 1 as Lenders (together the “Lenders”);

(3)	UNICREDIT BANK AG (formerly known as BAYERISCHE HYPO- UND VEREINSBANK AG) as Agent (the “Agent”);

(4)	UNICREDIT BANK AG (formerly known as BAYERISCHE HYPO- UND VEREINSBANK AG) as Arranger (the “Arranger”);

(5)	UNICREDIT BANK AG (formerly known as BAYERISCHE HYPO- UND VEREINSBANK AG) as Security Trustee (the “Security Trustee”);

(6)	UNICREDIT BANK AG (formerly known as BAYERISCHE HYPO- UND VEREINSBANK AG) as Swap Bank (the “Swap Bank”);

(7)	THE COMPANIES listed in schedule 2 as Owners (together the “Owners” and each an “Owner”); and

(8)	ALLSEAS MARINE S.A., a corporation organised and existing under the laws of the Republic of Liberia, having its registered office at 80 Broad Street, Monrovia, Liberia and maintaining a ship management office at 15, Karamanli Avenue, 166 73 Voula, Greece (the “Approved Manager”).

WHEREAS:

(A)	this Agreement is supplemental to a loan agreement dated 19 November 2007 (the “Original Agreement”) made between (1) the Borrower as borrower, (2) the Lenders, (3) the Agent, (4) the Arranger, (5) the Security Trustee and (6) the Swap Bank as amended and restated by a first supplemental agreement dated 25 February 2009 (the “First Supplemental Agreement”), as amended and restated by a second supplemental agreement dated 24 March 2010 (the “Second Supplemental Agreement”), as amended and supplemented by a third supplemental agreement dated 29 December 2010 (the “Third Supplemental Agreement”) and as further amended and supplemented by a fourth supplemental agreement dated 27 October 2011 (the “Fourth Supplemental Agreement” and, together with the First Supplemental Agreement, the Second Supplemental Agreement and the Third Supplemental Agreement, the “Principal Agreement”), made between (inter alios) the Borrower and the Creditor Parties, relating to a secured credit facility of up to Ninety million Dollars ($90,000,000), of which the principal amount outstanding at the date hereof is Twenty five million five hundred and eighty seven thousand Dollars ($25,587,000), made available by the Lenders to the Borrower upon the terms and conditions set out therein; and

(B)	this Agreement sets out the terms and conditions upon which the Creditor Parties agree, at the request of the Borrower:

(a)	to waive the application of Clause 15.1 of the Principal Agreement from 30 September 2012 until 1 January 2014;

(b)	to waive the application of paragraphs (a), (b) and (d) of Clause 12.4 of the Principal Agreement from 30 September 2012 until 1 January 2014;

(c)	to open the New Accounts (as defined below);

(d)	to transfer any existing balances of each of the Existing Accounts (as defined below) to the credit of the equivalent New Accounts; and

(e)	to certain consequential changes to the Principal Agreement required in connection with the above and agreed to by the Borrower and the Creditor Parties.

NOW IT IS HEREBY AGREED as follows:

1	Definitions

1.1	Defined expressions

Words and expressions defined in the Principal Agreement shall unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Agreement.

1.2	Definitions

In this Agreement, unless the context otherwise requires:

“Creditor Parties” means the Agent, the Arranger, the Security Trustee, any Lender and the Swap Bank and “Creditor Party” means any of them;

“Effective Date” means the date, no later than 30 November 2012, on which the Agent notifies the Borrower in writing that the Agent has received the documents and evidence specified in Clause 5 and schedule 4 in a form and substance satisfactory to it;

“Existing Accounts” means, together, the Existing Cash Collateral Account, the Existing Retention Account and the Existing Ship Earnings Account;

“Existing Cash Collateral Account” has the meaning given to “Cash Collateral Account” in Clause 1.1 of the Principal Agreement;

“Existing Retention Account” has the meaning given to “Retention Account” in Clause 1.1 of the Principal Agreement;

“Existing Ship Earnings Account” has the meaning given to “Existing Ship Earnings Account” in Clause 1.1 of the Principal Agreement;

“Fifth Mortgage Addendum” means, in relation to the Relevant Ship, the addendum executed or (as the context may require) to be executed by its Owner in favour of the Security Trustee in the form required by the Agent in its sole discretion and supplemental to the Mortgage dated 20 November 2007 executed by such Owner in favour of the Security Trustee;

“Loan Agreement” means the Principal Agreement as amended and supplemented by this Agreement;

“New Account Pledges” means, together, the New Earnings Account Pledges, the New Cash Collateral Account Pledge and the New Retention Account Pledge;

“New Accounts” means, together, the New Earnings Accounts, the New Cash Collateral Account and the New Retention Account;

“New Cash Collateral Account” means, together, a current account and a time deposit account opened or (as the context may require) to be opened in the name of the Borrower with the Agent (in its office at Neuer Wall 64, D-20354 Hamburg, Germany), or any other account (with that or another office of the Agent) which is designated by the Agent as the New Cash Collateral Account for the purposes of this Agreement;

“New Cash Collateral Account Pledge” means a pledge agreement creating security in favour of the Creditor Parties over the New Cash Collateral Account executed or (as the context may require) to be executed by the Borrower in such form as the Lenders may approve or require;

“New Earnings Account” means together, in relation to each Existing Ship, a current account and a time deposit account opened or (as the context may require) to be opened in the name of the Owner of that Ship with the Agent (in its office at Neuer Wall 64, D-20354 Hamburg, Germany), or any other account (with that or another office of the Agent) which is designated by the Agent as the New Earnings Account for that Existing Ship for the purposes of this Agreement;

“New Earnings Account Pledge” means, in relation to each New Earnings Account, a pledge agreement creating security in favour of the Creditor Parties over its New Earnings Account executed or (as the context may require) to be executed by the relevant Owner in such form as the Lenders may approve or require;

“New Retention Account” means, together, a current account and a time deposit account opened or (as the context may require) to be opened in the name of the Borrower with the Agent (in its office at Neuer Wall 64, D-20354 Hamburg, Germany), or any other account (with that or another office of the Agent) which is designated by the Agent as the New Retention Account for the purposes of this Agreement;

“New Retention Account Pledge” means the pledge agreement creating security in favour of the Creditor Parties over the New Retention Account executed or (as the context may require) to be executed by the Borrower in such form as the Lenders may approve or require;

“Relevant Documents” means this Agreement, the New Account Pledges and the Fifth Mortgage Addendum;

“Relevant Parties” means the Borrower, the Owners and the Approved Manager or, where the context so requires or permits, means any or all of them; and

“Relevant Ship” means the motor vessel listed in schedule 3 (being one (1) of the Ships referred to in the Principal Agreement).

1.3	Principal Agreement

References in the Principal Agreement to “this Agreement” shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Principal Agreement as amended by this Agreement and words such as “herein”, “hereof”, “hereunder”, “hereafter”, “hereby” and “hereto”, where they appear in the Principal Agreement, shall be construed accordingly.

1.4	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.5	Construction of certain terms

Clauses 1.2 to 1.5 (inclusive) of the Principal Agreement shall apply to this agreement (mutatis mutandis) as if set out herein and as if references therein to “this Agreement” were references to this Agreement.

2	Consent of the Creditor Parties

2.1	The Creditor Parties, relying upon the representations and warranties made by each of the Relevant Parties in Clause 4, agree with the Borrower that, subject to the terms and conditions of this Agreement and in particular, but without prejudice to the generality of the foregoing, fulfilment on or before 30 November 2012 of the conditions contained in Clause 5 and schedule 4, the Creditor Parties agree:

2.1.1	to waive the application of Clause 15.1 of the Principal Agreement from 30 September 2012 until 1 January 2014;

2.1.2	to waive the application of paragraphs (a), (b) and (d) of Clause 12.4 of the Principal Agreement from 30 September 2012 until 1 January 2014;

2.1.3	to waive, for the avoidance of doubt, any shortfall in the Security Cover Percentage under Clause 15.1 of the Principal Agreement and any breach of paragraphs (a), (b) and (d) of Clause 12.4 of the Principal Agreement, as they may have occurred prior to the Effective Date (Provided however that, for the avoidance of doubt, such waiver shall not prejudice the Creditor Parties’ right to demand compliance by the Borrower and the other Security Parties, and the Borrower’s and the other Security Parties’ obligation to comply, with such Clauses and provisions at any time after the Effective Date (albeit as such provisions are amended or expressly disapplied by this Agreement);

2.1.4	to open each of the New Accounts for the purposes of, and under the Finance Documents;

2.1.5	to transfer all existing balances of each of the Existing Accounts to the credit of the equivalent New Accounts; and

2.1.6	to the amendment of the Principal Agreement on the terms set out in Clause 3.

3	Amendments to Principal Agreement

3.1	Amendments to Principal Agreement

The Principal Agreement shall, with effect on and from the Effective Date, be (and it is hereby) amended in accordance with the following provisions and the Principal Agreement (as so amended) will continue to be binding upon the Creditor Parties and the Borrower in accordance with its terms as so amended:

3.1.1	by inserting in Clause 1.1 of the Principal Agreement the following new definitions of “Fifth Mortgage Addendum” and “Fifth Supplemental Agreement” in the correct alphabetical order:

““Fifth Mortgage Addendum” means, in relation to m.v. “CALM SEAS”, the addendum to the Mortgage over such Ship made or (as the case may be) to be made between the relevant Owner and the Security Trustee”;

““Fifth Supplemental Agreement” means the agreement dated 30 November 2012 made between (inter alios) the Borrower and the Creditor Parties supplemental to this Agreement;”;

3.1.2	by deleting the definition of “Margin” in Clause 1.1 of the Principal Agreement and by inserting in its place the following new definition of “Margin”:

““Margin” means:

(a)	from the date of this Agreement until 26 February 2009:

(i)	at any time when the Leverage Ratio is above 55 per cent, per annum, 1.40 per cent, per annum; and

(ii)	at all other times, 1.20 per cent, per annum;

(b)	from 26 February 2009 until the Margin Adjustment Date, 1.60 per cent, per annum;

(c)	from the day falling immediately after the Margin Adjustment Date until 29 November 2012, 2.25 per cent, per annum;

(d)	from 30 November 2012 and at all times thereafter:

(i)	in relation to the amount of the Loan, less any amounts thereof deferred pursuant to Clause 8.16 from time to time, 2.75 per cent per annum;

(ii)	in relation to any amounts of the Loan deferred pursuant to Clause 8.16 from time to time, 5.00 per cent, per annum;”;

3.1.3	by deleting the definition of “Mortgage Addenda” in Clause 1.1 of the Principal Agreement and by inserting in its place the following new definition of “Mortgage Addenda”:

““Mortgage Addenda” means, together, the First Mortgage Addenda, the Second Mortgage Addenda, the Third Mortgage Addenda, the Fourth Mortgage Addenda and the Fifth Mortgage Addendum;”;

3.1.4	by deleting the definition of “Supplemental Agreements” in Clause 1.1 of the Principal Agreement and by inserting in its place the following new definition of “Supplemental Agreements”:

““Supplemental Agreements” means, together, the First Supplemental Agreement, the Second Supplemental Agreement, the Third Supplemental Agreement, the Fourth Supplemental Agreement and the Fifth Supplemental Agreement;”;

3.1.5	by deleting the definitions of “Cash Collateral Account”, “Cash Collateral Account Pledge, “Existing Ship Earnings Account” “Existing Ship Earnings Account Pledge”, “Retention Account” and “Retention Account Pledge” in Clause 1.1 of the Principal Agreement and by inserting in their place the following new definitions of “Cash Collateral Account”, “Cash Collateral Account Pledge, “Existing Ship Earnings Account”, “Existing Ship Earnings Account Pledge”, “Retention Account” and “Retention Account Pledge”:

““Cash Collateral Account” means any of:

(a)	an account in the name of the Borrower with the Agent at their branch at 7, Heraklitou Street, 106 73 Athens, Greece with account number 123137USD281102 and designated “Paragon - Cash Collateral Account”;

(b)	a current account in the name of the Borrower opened or (as the context may require) to be opened with the Agent (in its office at Neuer Wall 64, D-20354 Hamburg, Germany); and

(c)	a time deposit account in the name of the Borrower opened or (as the context may require) to be opened with the Agent (in its office at Neuer Wall 64, D-20354 Hamburg, Germany),

and, in each case, includes any sub-accounts thereof and any other account (with that or another office of the Agent) designated in writing by the Agent to be a Cash Collateral Account for the purposes of this Agreement;”;

““Cash Collateral Account Pledge” means each of:

(a)	the pledge agreement creating security in favour of (inter alios) the Agent and the Swap Bank over the Cash Collateral Account held with the Agent in Greece executed by the Borrower, the Lenders and the Swap Bank and dated 25 February 2009; and

(b)	the pledge agreement creating security in favour of the Creditor Parties over each Cash Collateral Account held with the Agent in Germany, executed or (as the context may require) to be executed by the Borrower in such form as the Lenders may approve or require;”;

““Existing Ship Earnings Account” means, in relation to each Existing Ship, any of:

(a)	an account in the name of the Owner of that Ship opened with the Agent at their branch at 7, Heraklitou Street, 106 73 Athens, Greece designated “[name of Ship] - Earnings Account”;

(b)	a current account in the name of the Owner of that Ship opened or (as the context may require) to be opened with the Agent (in its office at Neuer Wall 64, D-20354 Hamburg, Germany); and

(c)	a time deposit account in the name of the Owner of that Ship opened or (as the context may require) to be opened with the Agent (in its office at Neuer Wall 64, D-20354 Hamburg, Germany),

and, in each case, includes any sub-accounts thereof and any other account (with that or another office of the Agent) designated in writing by the Agent to be an Earnings Account for that Existing Ship for the purposes of this Agreement;”;

““Existing Ship Earnings Account Pledge” means, in relation to each Existing Ship, each of:

(a)	the pledge agreement over the Existing Ship Earnings Account held with the Agent in Greece, dated 23 November 2007 executed by the relevant Owner in favour of certain of the Creditor Parties; and

(b)	the pledge agreement over each Existing Ship Earnings Account held with the Agent in Germany, executed or (as the context may require) to be executed by the relevant Owner in favour of the Creditor Parties in such form as the Lenders may approve or require;”;

““Retention Account” means any of:

(a)	an account in the name of the Borrower opened with the Agent at their branch at 7, Heraklitou Street, 106 73 Athens, Greece with account number 123137USD281103 and designated “Paragon Shipping Inc. - Retention Account”;

(b)	a current account in the name of the Borrower opened or (as the context may require) to be opened with the Agent (in its office at Neuer Wall 64, D-20354 Hamburg, Germany); and

(c)	a deposit account in the name of the Borrower opened or (as the context may require) to be opened with the Agent (in its office at Neuer Wall 64, D-20354 Hamburg, Germany),

and, in each case, includes any sub-accounts thereof and any other account (with that or another office of the Agent) designated in writing by the Agent to be a Retention Account for the purposes of this Agreement;”;

““Retention Account Pledge” means each of:

(a)	the pledge agreement over the Retention Account held with the Agent in Greece, dated 20 November 2007 executed by the Borrower creating security in favour of certain of the Creditor Parties; and

(b)	the pledge agreement over each Retention Account held with the Agent in Germany, executed or (as the context may require) to be executed by the Borrower creating security in favour of the Creditor Parties in such form as the Lenders may approve or require;”;

3.1.6	by deleting the definition of “Relevant Amount” in Clause 8.10 of the Principal Agreement in its entirety and by inserting in its place the following new definition of “Relevant Amount”:

““Relevant Amount” means, in relation to a Ship being sold or which has become a Total Loss, the higher of:

(i)	the Applicable Fraction of the Loan in respect of that Ship; and

(ii)	an amount which after giving credit for the amount of the prepayment made pursuant to this Clause 8.10, results in the Security Cover Percentage being, immediately after such prepayment, not less than the Security Cover Percentage required to be maintained at that time pursuant to Clause 15.1 as if the application of such Clause 15.1 had not been waived at that time pursuant to the provisions of the Fifth Supplemental Agreement (assuming the waiver would apply at that time but for the operation of this paragraph) and, for the avoidance of any doubt, it is acknowledged and agreed that for the purposes of this clause 8.10 only, Clause 15.1 shall continue to apply at all times (including during the period between 30 September 2012 and 1 January 2014 (inclusive)).”;

3.1.7	by deleting the words “and 8.1.15” after the numbers “8.10” in the second line of Clause 8.12 of the Principal Agreement and by inserting in their place the words “, 8.15 and 8.16”;

3.1.8	by inserting after Clause 8.15 of the Principal Agreement the following new Clause 8.16:

“8.16 Deferral option

8.16.1	Subject to the other provisions of this Clause 8.16, the Borrower may, at any time during the Security Period, elect to defer the payment in part of any one or all of each of the fifth to twelfth (inclusive) repayment instalments (referred to in Clause in 8.1), as follows:

(a)	an amount of up to $666,000 in respect of each one of the fifth to ninth (inclusive) repayment instalments; and

(b)	an amount of up to $855,500 in respect of each one of the tenth to twelfth (inclusive) repayment instalments.

8.16.2	A repayment instalment which has been deferred pursuant to this Clause 8.16, shall be repaid together with the balloon payment (referred to in Clause 8.1).

8.16.3	The deferral option for each repayment instalment shall be exercisable by a written irrevocable notice from the Borrower to the Agent (a “Deferral Notice”), specifying the relevant repayment instalment which is to be deferred, and the Borrower shall send such Deferral Notice to the Agent not later than ten (10) days prior to the Repayment Date on which the repayment instalment to be deferred would, but for such proposed deferral, have been due.

8.16.4	The Borrower may not exercise its option referred to in Clause 8.16.1 or send a Deferral Notice if the Borrower has failed to provide the evidence and documents set out in Clause 5.3 of the Fifth Supplemental Agreement within the time limits specified therein. If notwithstanding the above, the Borrower has exercised its option referred to in Clause 8.16.1 or sent a Deferral Notice prior to the deadlines specified in Clause 5.3 and in particular Clause 5.3.4 of the Fifth Supplemental Agreement and it subsequently fails to provide the evidence and documents required under such clauses within the time limits specified therein (which, for the avoidance of doubt, shall constitute an Even of Default), then any repayment instalments so deferred at that time:

(a)	if their original Repayment Date has already passed, shall be due and payable in full by the Borrower on demand by the Agent; or

(b)	if their original Repayment Date had not yet passed, shall be payable on their original Repayment Dates as if no deferral option had been exercised or no Deferral Notice has been sent by he Borrower to the Agent under this Clause 8.16.”;

3.1.9	by inserting the following new paragraph (e) after the existing paragraph (d) in Clause 11.6 of the Principal Agreement, by deleting the word “and” at the end of paragraph (c) of Clause 11.6 of the Principal Agreement and by deleting the full stop at the end of paragraph (d) of Clause 11.6 of the Principal Agreement and by inserting in its place the word “; and”:

“(e)	a letter issued by the Borrower to the Agent together with the audited consolidated Financial Statements of the Group (commencing with the Financial Year ending 31 December 2012) evidencing that the Borrower and other members of the Group have entered into binding agreements with all other lenders and creditors of any Financial Indebtedness of the Group, granting waivers, relaxation and extension arrangements to the Group as disclosed by the Borrower and/or the other members of the Group in the negotiations of the Fifth Supplemental Agreement.”;

3.1.10	by deleting paragraph (d) in Clause 12.3 of the Principal Agreement in its entirety and by inserting in its place the following new paragraph (d):

“(d)	provide any form of credit, loans or financial assistance, or agree to do so:

(i)	from the date of the Fifth Supplemental Agreement until 1 January 2014, to any person; and

(ii)	from 2 January 2014 and at all times thereafter:

(aa)	to a person who is directly or indirectly interested in the Borrower’s share or loan capital; or

(bb)	to any company in or with which such a person is directly or indirectly interested or connected; or

(cc)	to any person if an Event of Default has occurred and is continuing”;

3.1.11	by inserting the following new paragraph (e) after paragraph (d) in Clause 12.3 of the Principal Agreement and by re-lettering the existing paragraphs (e), (f), (g) and (h) in Clause 12.3 in the Principal Agreement as (f), (g), (h) and (i) respectively:

“(e)	until 1 January 2014:

(i)	issue any guarantees or indemnities or otherwise become directly or contingently liable for the obligations of any person, firm, or corporation except (1) pursuant to the Finance Documents or (2) guarantees in relation to committed, undrawn or replacement loan facilities for the sole purpose of financing or refinancing Fleet Vessels existing on the date of the Fifth Supplemental Agreement or newbuildings already contracted by the Group under executed shipbuilding contracts as at the date of the Fifth Supplemental Agreement; or

(ii)	incur any Financial Indebtedness except for (1) Financial Indebtedness existing on the date of the Fifth Supplemental Agreement and (2) Financial Indebtedness in relation to committed, undrawn or replacement loan facilities for the sole purpose of financing or refinancing Fleet Vessels existing on the date of the Fifth Supplemental Agreement or newbuildings already contracted by the Group under executed shipbuilding contracts as at the date of the Fifth Supplemental Agreement, or enter into any transaction with or involving such a person or company on terms which are, in any respect, less favourable to the Borrower than those which it could obtain in a bargain made at arm’s length;”;

3.1.12	by inserting the words “but only after 1 January 2014” in the last line of Clause 12.8 after the words “any Financial Year”;

3.1.13	by deleting Clause 12.10 of the Principal Agreement in its entirety and by replacing it with the following new Clause 12.10:

“12.10	Minimum blocked balances. The Borrower shall maintain at all times in the Cash Collateral Account, cash balances which are no less than $750,000 per Ship which is subject to a Mortgage Provided however that the Borrower may withdraw moneys from the Cash Collateral Account only for the following purposes and subject to the following conditions:

(a)	to prepay the Loan at that time in accordance with Clause 8.3 and such prepayment should be applied, first, in prepayment of any amounts deferred pursuant to Clause 8.16 which remain outstanding and, secondly, in prepayment of the Loan proportionately; and/or

(b)	as to an amount of no more than $666,000, for payments to the Borrower or to its order but only if the evidence set out in clause 5.3.4 of the Fifth Supplemental Agreement has been delivered to the Agent within the time-limit specified therein.”;

3.1.14	by inserting the following new Clause 12.12 in the Principal Agreement:

“12.12	Most favoured nation

(a)	Without prejudice to the other provisions of Clause 12, the Borrower undertakes that it will not, and will procure that no other member of the Group will, agree to or grant or agree to grant any rights, Security Interests, guarantees, interest rate, fees, commissions or any other provisions (including undertakings, representations, events of default, financial covenants, prepayment obligations or any other restrictions) to, for the benefit of, or in favour of, any lender or creditor of any Financial Indebtedness incurred by the relevant member of the Group after the Effective Date referred to and defined in the Fifth Supplemental Agreement (the more favourable rights), which are in any respect more favourable to such lender or creditor than the provisions of this Agreement and the other Finance Documents are in favour of the Creditor Parties.

(b)	Without prejudice to paragraph (a) and the consequences of their breach by the Borrower under Clause 19, in the event that and each time that the Borrower or any other member of the Group agrees to, or grant, or agree to grant, any more favourable rights in breach of paragraph (a), the Borrower undertakes and agrees with the Agent:

(i)	to notify the Agent forthwith after the relevant agreement to, or the granting of or any agreement to grant (as the case may be), such more favourable rights;

(ii)	to agree to, provide and grant, such more favourable rights also in favour of the Creditor Parties under or in connection with this Agreement and the other Finance Documents (and the transactions contemplated thereunder), by entering into (and/or by procuring that any Security Party or any other person entering into) such documentation as the Agent (acting on the instructions of all the Lenders) shall reasonably require, immediately after the Agent’s request to the Borrower; and

(iii)

any such more favourable rights shall in any event apply to this Agreement and the other Finance Documents automatically from the time they are granted to the other lender or lenders, and irrespective of whether the Borrower and the other Security Parties have complied with their other obligations under this Clause 12.12, except if the Agent at any time advises the Borrower that such or certain of such more favourable rights will not so apply and always without prejudice to the terms and conditions of this Agreement and the other Finance Documents.

(c)	This Clause 12.12 shall only apply if and to the extent that a similar clause is agreed by the Borrower or any other member of the Group with any other of the lenders or creditors of the Group.”;

3.1.15	by deleting the words “and Clause 8.10” after the words “Clause 15.1” in the second line of Clause 15.4(e) of the Principal Agreement and by also deleting the word “clauses” after the words “in such” in the fourth line of the said Clause 15.4 (e) of the Principal Agreement and by inserting in its place the word “clause”;

3.1.16	by deleting Clause 18.5 of the Principal Agreement in its entirety and by inserting in its place the following new Clause 18.5:

“18.5	Withdrawals from Retention Account and Cash Collateral Account. Unless the Lenders otherwise agree in writing:

(a)	subject to Clause 18.4, the Borrower shall not be entitled to withdraw any moneys from the Retention Account at any time from the date of this Agreement and throughout the Security Period; and

(b)	the Borrower shall not be entitled to withdraw any moneys from the Cash Collateral Account except as expressly permitted by the terms of Clause 12.10.”; and

3.1.17	by inserting after the words “or 18.5” in the second line of paragraph (b) of Clause 19.1 of the Principal Agreement the words “of this Agreement or Clauses 5.3.2 or 5.3.3 or 5.3.4 or 5.3.5 of the Fifth Supplemental Agreement”.

3.2	Continued force and effect

Save as amended by this Agreement, the provisions of the Principal Agreement shall continue in full force and effect and the Principal Agreement and this Agreement shall be read and construed as one instrument.

4	Representations and warranties

4.1	Primary representations and warranties

Each of the Relevant Parties represents and warrants to the Creditor Parties that:

4.1.1	Existing representations and warranties

the representations and warranties set out in Clause 10 of the Principal Agreement and Clause 4 of each Guarantee were true and correct on the date of the Principal Agreement and are true and correct, including to the extent that they may have been or shall be amended by this Agreement, as if made on the date of this Agreement with reference to the facts and circumstances existing on such date;

4.1.2	Corporate power

each of the Relevant Parties has power to execute, deliver and perform its obligations under the Relevant Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken by each of the Relevant Parties to authorise the execution, delivery and performance of the Relevant Documents to which it is or is to be a party;

4.1.3	Binding obligations

the Relevant Documents to which it is or is to be a party constitute valid and legally binding obligations of each of the Relevant Parties enforceable in accordance with their terms;

4.1.4	No conflict with other obligations

the execution, delivery and performance of the Relevant Documents to which it is or is to be a party by each of the Relevant Parties will not (i) contravene any existing law, statute, rule or regulation or any judgment, decree or permit to which any of the Relevant Parties is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any of the Relevant Parties is a party or is subject or by which it or any of its property is bound or (iii) contravene or conflict with any provision of the constitutional documents of any of the Relevant Parties or (iv) result in the creation or imposition of or oblige any of the Relevant Parties to create any Security Interest (other than a Permitted Security Interest) on any of the undertaking, assets, rights or revenues of any of the Relevant Parties;

4.1.5	No filings required

save for the registration of the Fifth Mortgage Addendum with the relevant ship registry, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Relevant Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Pertinent Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Pertinent Jurisdiction on or in relation to the Relevant Documents and each of the Relevant Documents is in proper form for its enforcement in the courts of each Pertinent Jurisdiction;

4.1.6	Choice of law

the choice of English law to govern the Relevant Documents (other than the Fifth Mortgage Addendum and the New Account Pledges), the choice of the Marshall Islands law to govern the Fifth Mortgage Addendum and the choice of German law to govern the New Account Pledges, and the submissions by the Relevant Parties to the non-exclusive jurisdiction of the English courts or (as the case may be) the German courts are valid and binding; and

4.1.7	Consents obtained

every consent, authorisation, licence or approval of, or registration or declaration to, governmental or public bodies or authorities or courts required by any of the Relevant Parties in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the Relevant Documents to which it is or will become a party or the performance by any of the Relevant Parties of their respective obligations under such documents has been obtained or made and is in full force and effect and there has been no default in the observance of any conditions or restrictions (if any) imposed in, or in connection with, any of the same.

4.2	Repetition of representations and warranties

Each of the representations and warranties contained in Clause 4.1 of this Agreement and Clause 10 of the Principal Agreement (as amended by this Agreement) shall be deemed to be repeated by the Relevant Parties on the Effective Date as if made with reference to the facts and circumstances existing on such day.

5	Conditions

5.1	Documents and evidence

The consent of the Creditor Parties referred to in Clause 2 shall be subject to the receipt by the Agent or its duly authorised representative of the documents and evidence specified in schedule 4 in form and substance satisfactory to the Agent.

5.2	General conditions precedent

The consent of the Creditor Parties referred to in Clause 2 shall be further subject to:

5.2.1	the representations and warranties in Clause 4 being true and correct on the Effective Date as if each was made with respect to the facts and circumstances existing at such time; and

5.2.2	no Event of Default (save for any Event of Default which may exist under Clause 19(f) of the Principal Agreement with regard however only to any Financial Indebtedness of a Relevant Person to any person other than the Creditor Parties pursuant to the Finance Documents) having occurred and continuing at the time of the Effective Date.

5.3	Waiver of conditions precedent

5.3.1	The conditions specified in this Clause 5 are inserted solely for the benefit of the Lenders and the Agent and may be waived by the Agent (acting on the instructions of the Majority Lenders) in whole or in part with or without conditions.

5.3.2	If the Borrower has not provided (as required by paragraph 5 of schedule 4) by the Effective Date evidence satisfactory in all respects to the Agent that the Borrower has raised additional equity (in the form of a rights’ issue or rights’ offering or any other form at the Borrower’s discretion) in an amount of no less than $10,000,000, the Borrower hereby undertakes with the Agent to provide evidence satisfactory in all respects to the Agent that the Borrower has raised additional equity (in the form of a rights’ issue or rights’ offering or any other form at the Borrower’s discretion) in an amount of no less than $10,000,000 within ninety (90) days after the Effective Date. Failure by the Borrower to do so by such time will be an Event of Default under the Principal Agreement.

5.3.3	If the Borrower has not provided (as required by paragraph 4 of schedule 4) by the Effective Date:

(a)	evidence satisfactory in all respect to the Agent that the New Accounts have been opened and duly completed mandate forms in respect thereof duly executed and that all amounts standing to the credit of:

(i)	each Existing Ship Earnings Account, have been transferred to the credit of the equivalent New Earnings Account for the relevant Existing Ship;

(ii)	the Existing Retention Account, have been transferred been transferred to the credit of the New Retention Account; and

(iii)	the Existing Cash Collateral Account, have been transferred to the credit of the New Cash Collateral Account; and/or

(b)	the New Account Pledges and any notice required thereunder, each duly executed by the relevant Relevant Party,

the Borrower hereby undertakes with the Agent to provide such evidence and documents as set out in paragraphs (a) and (b) above within 50 days after the Effective Date. Failure by the Borrower to do so by such time will be an Event of Default under the Principal Agreement.

5.3.4	If the Borrower has not provided (as required by paragraph 6(a) of schedule 4) by the Effective Date evidence in form and substance satisfactory to the Agent in its sole discretion that the Borrower and other members of the Group have entered into binding agreements with all other lenders and creditors of any Financial Indebtedness of the Group, granting such waivers, relaxation and extension arrangements to the Group as are satisfactory to the Agent in its absolute discretion (and that in any event are not more favourable to such other lenders or Creditors than the amendments and waivers agreed in this Agreement are to the Creditor Parties) but notwithstanding that the Borrower may have complied with paragraph 6(b) of schedule 4, the Borrower hereby undertakes with the Agent to provide such evidence within 60 days after the Effective Date. Failure by the Borrower to do so by such time will be an Event of Default under the Principal Agreement.

5.3.5	If the Borrower has not procured by the Effective Date (a) the execution and delivery by Frontline Marine Company, being the Owner of m.v. “CALM SEAS”, to the Agent of the Fifth Mortgage Addendum in respect of m.v. “CALM SEAS” and (b) its registration with the relevant ship registry, the Borrower hereby undertakes with the Agent to procure (i) the execution and delivery by Frontline Marine Company to the Agent of the Fifth Mortgage Addendum in respect of m.v. “CALM SEAS” and (ii) its registration with the relevant ship registry by no later than 3 December 2012. Failure by the Borrower to do so by such time will be an Event of Default under the Principal Agreement.

6	Relevant Parties’ confirmations

Each of the Relevant Parties hereby confirms its consent to the amendments to the Principal Agreement and the other arrangements contained in this Agreement and agrees that:

6.1	each of the Finance Documents (including any Guarantee) to which it is a party, and its obligations thereunder, shall remain in full force and effect notwithstanding the amendments made to the Principal Agreement by this Agreement and the other arrangements contained in this Agreement;

6.2	its obligations under the relevant Finance Documents (including any Guarantee) to which it is a party includes any and all amounts owing by the Borrower under the Principal Agreement as amended by this Agreement; and

6.3	with effect from the Effective Date, references to “the Agreement” or the “the Loan Agreement” in any of the Finance Documents (including any Guarantee) to which it is a party shall henceforth be references to the Principal Agreement as amended by this Agreement and as from time to time hereafter amended.

7	Fees and expenses

7.1	Fees

The Borrower agrees to pay to the Agent an amendment and waiver fee of $25,000 on the date of this Agreement.

7.2	Expenses

The Borrower agrees to pay to the Agent on a full indemnity basis on demand all expenses (including legal and out-of-pocket expenses) incurred by the Creditor Parties or any of them:

7.2.1	in connection with the negotiation, preparation, execution and, where relevant, registration of the Relevant Documents and of any amendment or extension of, or the granting of any waiver or consent under, the Relevant Documents; and

7.2.2	in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under the Relevant Documents or otherwise in respect of the monies owing and obligations incurred under the Relevant Documents, together with interest at the rate and in the manner referred to in Clause 7 of the Principal Agreement from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

7.3	Value Added Tax

All expenses payable pursuant to this Clause 7 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon. Any value added tax chargeable in respect of any services supplied by the Creditor Parties or any of them under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

7.4	Stamp and other duties

The Borrower agrees to pay to the Agent on demand all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Creditor Parties or any of them) imposed on or in connection with the Relevant Documents and shall indemnify the Creditor Parties against any liability arising by reason of any delay or omission by the Borrower to pay such duties or taxes.

8	Miscellaneous and notices

8.1	Notices

The provisions of Clause 28 of the Principal Agreement shall extend and apply to the giving or making of notices or demands hereunder as if the same were expressly stated herein and for this purpose any notices to be sent to the Relevant Parties or any of them hereunder shall be sent to the same address as the address indicated for the “Borrower” in the said Clause 28.

8.2	Counterparts

This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

9	Applicable law

9.1	Law

This Agreement and any non-contractual obligations in connection with this Agreement are governed by, and shall be construed in accordance with, English law.

9.2	Submission to jurisdiction

Each of the Relevant Parties agrees, for the benefit of the Creditor Parties, that any legal action or proceedings arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement) against any of the Relevant Parties or any of its assets may be brought in the English courts. Each of the Relevant Parties irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Hill Dickinson Services (London) Limited at present of Irongate House, Duke’s Place, London EC3A 7HX, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Creditor Parties or any of them to take proceedings against any of the Relevant Parties in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which any of the Relevant Parties may have against the Creditor Parties or any of them arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement).

9.3	Contracts (Rights of Third Parties) Act 1999

No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

Schedule 1

Names and lending offices of the Lenders

Lender	Lending Office

UniCredit Bank AG (formerly known as	62 Notara Street
Bayerische Hypo- Und Vereinsbank AG)	185 35 Piraeus
Greece

Schedule 2

The Owners

Frontline Marine Company

Trade Force Shipping S.A.

Opera Navigation Co.

Schedule 3

The Relevant Ship and its details

(1) Name	(2) IMO No.	(3) Owner
“CALM SEAS”	9184835	Frontline Marine Company

Schedule 4

Documents and evidence required as conditions precedent

(referred to in Clause 5.1)

1	Corporate authorisation

In relation to each of the Relevant Parties:

(a)	Constitutional documents

copies certified by an officer of each of the Relevant Parties, as a true, complete and up to date copies, of all documents which contain or establish or relate to the constitution of that party or a secretary’s certificate confirming that there have been no changes or amendments to the constitutional documents certified copies of which were previously delivered to the Agent pursuant to the Principal Agreement;

(b)	Resolutions

copies of resolutions of each of its board of directors and, if required, its shareholders/stockholders approving such of the Relevant Documents to which it is or is to be a party and the terms and conditions hereof and thereof and authorising the signature, delivery and performance of each such party’s obligations thereunder, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of the Relevant Parties as:

(i)	being true and correct;

(ii)	being duly passed at meetings of the directors of such Relevant Party and of the shareholders/stockholders of such Relevant Party, each duly convened and held;

(iii)	not having been amended, modified or revoked; and

(iv)	being in full force and effect,

together with originals or certified copies of any powers of attorney issued by such Relevant Party pursuant to such resolutions; and

(c)	Certificate of incumbency

a list of directors and officers of each Relevant Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Relevant Party to be true, complete and up to date;

2	Relevant Documents

the Fifth Mortgage Addendum and the New Account Pledges and any notice required thereunder, each duly executed by the relevant Relevant Party and (in the case of the Fifth Mortgage Addendum only) registered at the relevant ship registry;

3	Consents

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of each of the Relevant Parties stating that no consents, authorisations, licences or approvals are necessary for such Relevant Party to authorise, or are required by each of the Relevant Parties or any other party (other than the Creditor Parties) in connection with, the execution, delivery, and performance of the Relevant Documents to which they are or will be a party;

4	New Accounts

evidence in all respects satisfactory to the Agent that the New Accounts have been opened and duly completed mandate forms in respect thereof duly executed and that all amounts standing to the credit of:

(a)	each Existing Ship Earnings Account, have been transferred to the credit of the equivalent New Earnings Account for the relevant Existing Ship;

(b)	the Existing Retention Account, have been transferred to the credit of the New Retention Account; and

(c)	the Existing Cash Collateral Account, have been transferred to the credit of the New Cash Collateral Account;

5	Equity

evidence satisfactory in all respects to the Agent that the Borrower has raised additional equity (in the form of a rights’ issue or rights’ offering or any other form at the Borrower’s discretion) in an amount no less than $10,000,000;

6	Agreements with other lenders

(a)	evidence in form and substance satisfactory to the Agent in its sole discretion that the Borrower and other members of the Group have entered into binding agreements with all other lenders and creditors of any Financial Indebtedness of the Group, granting such waivers, relaxation and extension arrangements to the Group as are satisfactory to the Agent in its absolute discretion (and that in any event are not more favourable to such other lenders or Creditors than the amendments and waivers agreed in this Agreement are to the Creditor Parties); or

(b)	if the evidence set out in paragraph (a) has not been delivered to the Agent, an additional amount of $666,0000 has been paid into the Cash Collateral Account by the Borrower such that the credit balance of the same is no less than (i) $750,000 per Ship which is subject to a Mortgage plus (ii) $666,000;

7	Legal opinions

such legal opinions in relation to the laws of the Marshall Islands and the Republic of Liberia and any other legal opinions as the Agent shall in its reasonable discretion deem appropriate; and

8	Process agent

an original or certified true copy of a letter from each Relevant Party’s agent for receipt of service of proceedings accepting its appointment under this Agreement in which it is or is to be appointed as such Relevant Party’s agent.

Borrower

EXECUTED as a DEED by Maria Stefanou for and on behalf of each of Anastassios Gabrielides PARAGON SHIPPING INC. as Borrower in the presence of:	) ) ) ) )

Attorney-in-fact

Witness
Name: MARIA PAPADOPOULOU
Address: NORTON ROSE LLP
Occupation: PIRAEUS

Lenders SIGNED by A. Kerpinioti and by P. Lycoudis for and on behalf of UNICREDIT BANK AG (formerly known as BAYERISCHE HYPO- UND VEREINSBANK AG) as Lender	) ) ) ) ) )

Authorised Signatory

Authorised Signatory

Agent SIGNED by A. Kerpinioti and by P. Lycoudis for and on behalf of UNICREDIT BANK AG (formerly known as BAYERISCHE HYPO- UND VEREINSBANK AG) as Agent	) ) ) ) )

Authorised Signatory

	)	Authorised Signatory

Arranger SIGNED by A. Kerpinioti and by P. Lycoudis for and on behalf of UNICREDIT BANK AG (formerly known as BAYERISCHE HYPO-UND VEREINSBANK AG) as Arranger	) ) ) ) ) )

Authorised Signatory

Authorised Signatory

Swap Bank SIGNED by A. Kerpinioti and by P. Lycoudis for and on behalf of UNICREDIT BANK AG (formerly known as BAYERISCHE HYPO- UND VEREINSBANK AG) as Swap Bank	) ) ) ) ) )

Authorised Signatory

Authorised Signatory

Security Trustee

SIGNED by	)
and by for and on behalf of UNICREDIT BANK AG (formerly known as BAYERISCHE HYPO- UND VEREINSBANK AG) as Security Trustee	) ) ) ) )	Authorised Signatory

Authorised Signatory A. Kerpinioti
P. Lycoudis

Owners

EXECUTED as a DEED by Maria Stefanou for and on behalf of FRONTLINE MARINE COMPANY as Owner in the presence of:	) ) ) ) )

Attorney-in-fact

Witness
Name: MARIA PAPADOPOULOU
Address:NORTON ROSE LLP
Occupation: PIRAEUS

EXECUTED as a DEED by Maria Stefanou for and on behalf of TRADE FORCE SHIPPING S.A. as Owner in the presence of:	) ) ) ) )

Attorney-in-fact

Witness
Name: MARIA PAPADOPOULOU
Address: NORTON ROSE LLP
Occupation: PIRAEUS

EXECUTED as a DEED by Maria Stefanou for and on behalf of OPERA NAVIGATION CO. as Owner in the presence of:	) ) ) ) )

Attorney-in-fact

Witness
Name: MARIA PAPADOPOULOU
Address: NORTON ROSE LLP
Occupation: PIRAEUS

Approved Manager

EXECUTED as a DEED by Maria Stefanou for and on behalf of ALLSEAS MARINE S.A. as Approved Manager in the presence of:	) ) ) ) )

Attorney-in-fact

Witness
Name: MARIA PAPADOPOULOU
Address: NORTON ROSE LLP
Occupation: PIRAEUS